AMENDMENT NO. 2 TO UNIT PURCHASE OPTION

This AMENDMENT NO. 2 TO UNIT PURCHASE OPTION (this “Amendment”), dated December 8, 2006, is made by and between Fortress America Acquisition Corporation (the “Company”) and Sunrise Securities Corp. (“Sunrise”).

WHEREAS, the Company issued that certain Unit Purchase Option, dated July 13, 2005 (the “Unit Purchase Option”) to Sunrise;

WHEREAS, the Company and Sunrise entered into that certain Amendment to Unit Purchase Option dated October 27, 2006; and

WHEREAS, the parties hereto have agreed that the Unit Purchase Option, as previously amended, be further amended as set forth herein to clarify the understanding between the parties with respect to the terms of the Unit Purchase Option effective as of the date of its issuance.

NOW, THEREFORE, in consideration of the premises and of the agreements contained herein, the parties hereto hereby agree as follows:

1. Amendment to the Unit Purchase Option. To reflect the original intention of the parties, Section 5.3 of the Unit Purchase Option, as previously amended, is and shall be further amended and restated in its entirety, effective as of the date of the Unit Purchase Option, as follows:

“5.3 No Net-Cash Settlement or Damages Upon Failure of Registration. (i) If the Purchase Option has not previously been exercised and if there is no then current and effective registration statement under the Act covering the Purchase Option and the other Registrable Securities, the Purchase Option will expire unexercised and unredeemed on the Expiration Date. (ii) Under no circumstances shall the Holder of this Purchase Option be entitled to (a) net-cash settlement of this Purchase Option or the Warrants underlying the Purchase Option, regardless of whether any or all of the Registrable Securities have been registered by the Company pursuant to an effective registration statement, or (b) receive any damages if any or all of the Registrable Securities have not been registered by the Company pursuant to an effective registration statement. (iii) The Holder of this Purchase Option will not be entitled to exercise this Purchase Option or the Warrants underlying this Purchase Option unless a registration statement covering the Registrable Securities is effective or an exemption from registration is available. (iv) The foregoing provisions of this Section 5.3 do not relieve the Company of its obligation to use its best efforts to have a registration statement or post-effective amendment filed pursuant to Section 5.1 declared effective as soon as possible after receiving the Initial Demand Notice.”

2. Reference to and Effect on the Unit Purchase Option. Upon the due execution and delivery of this Amendment by the parties hereto, on and after the date hereof each reference in the Unit Purchase Option to this “Purchase Option”, “hereunder”, “hereof”, “herein” or words of like import referring to the Unit Purchase Option shall mean and be a reference to the Unit Purchase Option, as amended hereby. Except as specifically amended above, the Unit Purchase Option shall remain in full force and effect and is hereby ratified and confirmed.

3. Execution in Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this AMENDMENT NO. 2 TO UNIT PURCHASE OPTION as of the date first set forth above.

FORTRESS AMERICA ACQUISITION CORPORATION

By:	/s/ Harvey Weiss
Harvey Weiss, President

SUNRISE SECURITIES CORP.

By:	/s/ Marcia Kucher
Marcia Kucher